                                                               Exhibit 10(xxvii)

                                 AMENDMENT NO. 1
                                     TO THE
                       KULICKE AND SOFFA INDUSTRIES, INC.
                  1999 NONQUALIFIED EMPLOYEE STOCK OPTION PLAN

     WHEREAS, Kulicke and Soffa Industries, Inc. (the "Company") established the Kulicke and Soffa Industries, Inc. 1999 Nonqualified Employee Stock Option Plan (the "Plan"), effective September 28, 1999, for the benefit of its eligible employees and eligible employees of its subsidiaries;

     WHEREAS, the Company reserved the right to amend the Plan at any time, subject to certain inapplicable limitations;

     WHEREAS, the Company desires to amend the Plan in order to add a service requirement to the definition of "Retirement";

     NOW, THEREFORE, with respect to options granted on or after May 16, 2000, the last paragraph of Subparagraph (b)(6) (Exercise upon Retirement of Employee) of Section 5 (Options) of the Kulicke and Soffa Industries, Inc. 1999 Nonqualified Employee Stock Option Plan is hereby amended to read as follows:

             For purposes of this Plan, Retirement shall mean an Employee's retirement from the Company or one of its Subsidiaries at or after attaining the customary retirement age for the Employee's country (as determined by the Company, in its sole discretion) and completing at least five years of employment with the Company and its Subsidiaries, or before such time if expressly agreed to by the Company.

     IN WITNESS WHEREOF, Kulicke and Soffa Industries, Inc. has caused this Amendment No. 1 to be executed as adopted by the Board of Directors of the Company.


[Seal]                                      KULICKE AND SOFFA INDUSTRIES, INC.



Attest: __________________              By: __________________________________

                                        Date: ________________________________